UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2009

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 29, 2009, Genta Incorporated, (the Company), announced that top-line results from AGENDA, the Company’s Phase 3 trial of Genasense® (oblimersen sodium) Injection in patients with advanced melanoma.  AGENDA is a randomized, double-blind, placebo-controlled trial of dacarbazine administered with or without Genasense® in patients who have not previously received chemotherapy.  As defined in a prior randomized trial, AGENDA uses a biomarker to define patients who might maximally benefit from treatment.

AGENDA did not show a statistically significant benefit for its co-primary endpoint of progression-free survival.  Secondary endpoints of overall response rate and disease control rate (which includes complete and partial responses, plus stable disease > 3 months duration) also did not show a statistically significant benefit.  According to the prespecified analysis plan, the statistical significance of durable response – a secondary endpoint that measures the proportion of patients who achieved a complete or partial response that lasts > 6 months – is too early to evaluate.  The observed differences in progression-free survival, overall response, disease control and durable response all numerically favored the group that received Genasense®.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated October 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
Date:	October 29, 2009	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page
99.1	Press Release of the Company dated October 29, 2009	5